Exhibit 10.25

NON-NEGOTIABLE PROMISSORY NOTE

US $91,800	As of February 23, 2006

FOR VALUE RECEIVED, the undersigned, PBSJ Corporation, a Florida corporation (“Maker”), hereby promises to pay to Kathryn J. Wilson (“Payee”), at such place as Payee shall designate in writing, in lawful money of the United States of America, the principal sum of Ninety-one thousand eight hundred and no/100 Dollars (US $91,800), together with interest thereon, or on so much thereof as is from time to time outstanding, at the rates hereinafter set forth below, the principal sum and interest being payable as set forth below.

Section I. Rate of Interest

From and after the date hereof through December 30, 2006, interest shall accrue on the outstanding principal balance hereof at 7.5% per annum, which is the prime rate of Maker’s primary bank lender (the “Prime Rate”) as of the date hereof. On each December 31st following the date hereof through and including December 31, 2010, the interest rate hereunder shall be reset to the Prime Rate as of the date thereof, such that from such December 31st through the next succeeding December 30th, interest shall accrue on the outstanding principal balance hereof at such Prime Rate.

Section II. Payment of Principal and Interest

Subject to Sections III, IV and V, on the 1st day of each month commencing March 1, 2006 and ending January 1, 2011, Maker shall pay to Payee $1 of principal and all interest accrued but not paid prior to such date. On February 28, 2011, Maker shall pay to Payee the remaining principal balance hereof then outstanding and not subject to a claim of set-off by Maker and all interest accrued but not paid prior to such date.

Section III. Prepayments

Maker shall have the right to prepay the indebtedness evidenced by this Note, in full or in part, at any time, without penalty, fee or charge.

Section IV. Events of Default

The occurrence of any of the following events or conditions shall constitute an “Event of Default” hereunder:

(a) Except as set forth in Section V, Maker shall fail to make any payment of principal or interest under this Note when due, and such failure shall have continued for 30 days after written notice from Payee to Maker;

(b) Maker shall: (i) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of Maker’s debts, or any other relief under 11 U.S.C. §§ 101 et. seq. as the same may be amended (the “Bankruptcy Code”), or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; (ii) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (iii) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of all or a substantial part of Maker’s property; (iv) make an assignment for the benefit of creditors; (v) be unable or shall fail to pay Maker’s debts generally as such debts become due, or (vi) admit in writing Maker’s inability or failure to pay Maker’s debts generally as such debts become due; or

(c) There occurs (i) a filing or issuance against Maker of an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of Maker’s debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; (ii) the involuntary appointment of a receiver, liquidator, custodian or trustee of Maker or for all or a substantial part of Maker’s property; or (iii) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker and any of such (i) – (iii) shall not have been discharged (or provision shall not have been made for such discharge), or stay of execution thereof shall not have been procured, within ninety (90) days from the date of entry thereof.

Upon any Event of Default, the total outstanding principal and all interest payable hereunder shall become immediately due and payable.

Section V. Set-Off

Upon notice to Payee specifying in reasonable detail the basis therefor, Maker may set-off any Claim it may have against Payee against amounts otherwise payable under this Note. The exercise of such right of set-off by Maker in good faith, whether or not ultimately determined to be justified, will not constitute an Event of Default under this Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Maker in any manner in the enforcement of any other remedies that may be available to it. For purposes of this Section V, “Claims” means any claims arising from any loss, liability, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value sustained by Maker.

Section VI. General Provisions

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Maker or inadvertently received by Payee, then such excess sum shall be credited as a payment of principal, unless Maker shall notify Payee, in writing, that Maker elects to have such excess sum returned to Maker forthwith. It is the express intent hereof that Maker not pay and Payee not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by Maker under applicable law.

Neither this Note nor any unpaid proceeds hereof may be assigned, negotiated or otherwise transferred by Payee, except by will or pursuant to the laws of descent and distribution.

THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS).

IN WITNESS WHEREOF, the undersigned Maker has hereunto executed this instrument as of the day and year first above written.

MAKER:

The PBSJ Corporation

By:	/s/ John B. Zumwalt, III
Name:	John B. Zumwalt, III
Title:	Chairman, CEO

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